UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

Item 8.01. Other Events

On February 1, 2013, The Palmetto Bank (the “Bank”), the wholly-owned banking subsidiary of Palmetto Bancshares, Inc. (the “Company”), received notification from the Federal Deposit Insurance Corporation and South Carolina State Board of Financial Institutions (the “Supervisory Authorities”) that the Consent Order it has been operating under since June 10, 2010 was terminated effective January 30, 2013.

The Consent Order included nineteen specific requirements primarily related to governance, management, capital, credit quality, earnings, and liquidity. The Company filed a copy of the Consent Order with the Securities and Exchange Commission as Exhibit 10.2 to its Form 8-K filed on June 11, 2010.

Although the Consent Order has been terminated, certain regulatory requirements and restrictions remain, including requirements to continue to improve credit quality and earnings, restriction prohibiting dividend payments without prior approval from the Supervisory Authorities, and the maintenance of a specified leverage capital ratio.

On February 4, 2013, the Bank issued a news release announcing the termination of the Consent Order. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit
99.1	News Release dated February 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones
Roy D. Jones
Chief Financial Officer

Date: February 4, 2013